UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

(888) 672-0365

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 12, 2025, Amaze Holdings, Inc. (the “Company”) issued a press release announcing that the Company will reconvene its adjourned special meeting of stockholders (the “Special Meeting”) on February 4, 2026 at 11:00 a.m. Eastern Time. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

As previously announced, on December 10, 2025, the Company convened and then adjourned the Special Meeting because a quorum was not present. On December 12, 2025, the Company announced that it will reconvene its adjourned Special Meeting on February 4, 2025 at 11:00 am Eastern Time. A notice of the reconvened meeting date and time will be sent to all stockholders of record as of November 7, 2025. At the reconvened meeting, stockholders will vote to approve, for purposes of complying with Section 713(a) and Section 713(b) of the NYSE American Company Guide, the issuance of shares of common stock upon conversion of senior secured original issue discount convertible notes in excess of the 19.9% exchange cap contained therein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Aaron Day
	Name:	Aaron Day
	Title:	Chief Executive Officer